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                                                                    EXHIBIT 99.1

                             ALVIN BANCSHARES, INC.


   The undersigned hereby constitutes and appoints _______________ and _________________, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Alvin Bancshares, Inc. ("ABI") which the undersigned would be entitled to vote if personally present at the Special Meeting of ABI Shareholders to be held at 221 S. Gordon Street, Alvin, Texas 77511, at _:__ _.m., local time, on ________, 1998, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated ________, 1998, the receipt of which is acknowledged in the manner specified below.

1. MERGER. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of March 18, 1998 (the "Agreement"), by and between ABI, Union Planters Corporation, a Tennessee corporation ("UPC"), and Union Planters Holding Corporation ("UPHC"), a wholly-owned subsidiary or UPC, and the related Plan of Merger (the "Plan of Merger"), by and between ABI and UPHC, pursuant to which (i) ABI will merge (the "Merger") with and into UPHC, with the effect that UPHC shall be the corporation surviving from the Merger, and (ii) each share of the $1.00 par value common stock of ABI ("ABI Common Stock") issued and outstanding at the effective time of the Merger will be converted into .5340 of a share of the $5.00 par value common stock of UPC and the associated "Preferred Share Rights" (as defined in the accompanying Proxy Statement/Prospectus), and cash in lieu of any fractional share, all as more fully described in the accompanying Proxy Statement/Prospectus.

                      FOR [ ] AGAINST [ ] ABSTAIN [ ]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     DATED:                     , 1998
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                                     ---------------------------------
                                     Signature


                                     ----------------------------------
                                     Signature if held jointly

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                             ALVIN BANCSHARES, INC.
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE.